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                                   EXHIBIT 22

                   SUBSIDIARIES OF PANHANDLE ROYALTY COMPANY
                             AT SEPTEMBER 30, 1995

               The following table sets forth certain information with respect to Panhandle's subsidiary:

                                  Corporation

                                   PHC, Inc.

               PHC, Inc. was incorporated in Oklahoma and is included in Panhandle's consolidated financial statements. PHC, Inc. is inactive, and has never done any business.